                 PROFIT SHARING PLAN AND TRUST
                               OF
                       TYSON FOODS, INC.
               (Restated Effective April 1, 1993)

                        TABLE OF CONTENTS

          ARTICLE I DEFINITIONS

 1.1      Basic Compensation .......................   2
 1.2      Beneficiary ..............................   4
 1.3      Break in Service .........................   5
 1.4      Code .....................................   5
 1.5      Disability ...............................   5
 1.6      Early Retirement Date ....................   5
 1.7      Effective Date ...........................   5
 1.8      Employee .................................   5
 1.9      Employer..................................   5
 1.10     Employment Commencement Date .............   6
 1.11     Entry Date ...............................   6
 1.12     Highly Compensated Employee...............   6
 1.13     Hour of Service ..........................   7
 1.14     Leave of Absence and Termination of
            Service ................................   8
 1.15     Maternity or Paternity Absences ..........   9
 1.16     Member ...................................   10
 1.17     Name of Plan .............................   10
 1.18     Normal Retirement Age ....................   10
 1.19     Plan .....................................   10
 1.20     Rollover Contribution ....................   10
 1.21     Taxable Year, Fiscal Year, Plan Year
            and Limitation Year ....................   11
 1.22     Trust ....................................   11
 1.23     Trust Fund ...............................   11
 1.24     Years of Service .........................   11


          ARTICLE II     ELIGIBILITY FOR MEMBERSHIP
 2.1      Requirements for Participation............   13
 2.2      Effect of Break in Service on Eligibility.   13
 2.3      Designation of Beneficiary................   14


          ARTICLE III    CONTRIBUTIONS BY EMPLOYER
 3.1      Discretionary Contribution of Employer....   15
 3.2      Time of Payment of Contribution
           by Employer...............................  15
 3.3      Adjustment of Erroneous Contribution.......  15

           ARTICLE IV     ALLOCATION OF TRUST FUND AMONG MEMBERS

 4.1      Accounts of Members........................  16
 4.2      Valuation of Fund and Allocation of
            Profits or Losses of Trust Fund..........  16
 4.3      Allocation of Forfeitures from
            Employer Contribution Accounts...........  17
 4.4      Allocation of Employer Contribution........  17

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 4.5     Special Accounting Date.....................  17
 4.6     Basis of Valuation..........................  18
 4.7     Limit on Contributions......................  18
 4.8     Limited Allocation of Forfeitures...........  20


           ARTICLE V VESTING

 5.1     Vesting of Employer Contribution
           Account ..................................  21
 5.2     Vesting on Death, Disability or Normal
           Retirement................................  21
 5.3     Vesting if Plan Terminated or Employer
           Contributions Discontinued................  21
 5.4      Rollover Contribution Account .............. 21
 5.5     Effect of Break in Service on Vesting.......  22
 5.6     Disposition of Forfeited Amounts............  22
 5.7     Change in Vesting Schedule..................  23


           ARTICLE VI     DISTRIBUTIONS

 6.1     Initial Distribution Date...................  24
 6.2     Establishment of Distribution Account.......  24
 6.3     Date of Distribution .......................  24
 6.4     Methods of Distribution.....................  25
 6.5     Deferred Retirement.........................  26
 6.6     Cash-Out Distributions......................  26
 6.7     Payment of Benefits Upon Death
           of Member.................................  27
 6.8     Spousal Consent.............................  27
 6.9     Death Before Commencement of
           Benefits..................................  27
 6.10    Benefits Payable to Minors and
           Incompetents..............................  28
 6.11    Eligible Rollover Distributions.............  29
 6.12    Notification of Mailing Address ............  30
 6.13    Lost Payee .................................  31


           ARTICLE VII    TRUSTEE

 7.1     Title to Trust Assets.......................  32
 7.2     Investment of Trust Funds ..................  32
 7.3     Investment Manager..........................  32
 7.4     Records of Trustee..........................  33
 7.5     Powers of Trustee...........................  33
 7.6     Liability of Trustee........................  33
 7.7     Reports by Trustee..........................  34
 7.8     Replacement of Trustee......................  34
 7.9     Limitation on Investment in Employee
           Securities and Real Property .............  34

           ARTICLE VIII   ADMINISTRATION

 8.1     Fiduciary...................................  35
 8.2     Powers and Duties.........................    35

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 8.3    Records and Reports........................    36
 8.4    Claims Procedure...........................    36
 8.5    Indemnification............................    36


          ARTICLE IX AMENDMENT AND TERMINATION OF PLAN

 9.1    Amendment of Plan...........................   38
 9.2    Suspension of Contributions by
            Employer.................................  38
 9.3    Termination of Plan.........................   39
 9.4    Termination of Trust........................   39
 9.5    Merger, Consolidation or Transfer
            of Assets................................. 39

                    ARTICLE X MISCELLANEOUS PROVISIONS

 10.1   Rights of or to Employment..................   40
 10.2   Benefits Payable Solely from Trust
            Fund...................................... 40
 10.3    Affiliated Companies........................  40
 10.4   Restrictions on Transfer and Claims
            of Creditors.............................. 40
 10.5   No Interference by Members in
            Administration of Trust................... 41
 10.6   Applicable Law..............................   41
 10.7   Titles to Articles and Paragraphs...........   41
 10.8   Gender.......................................  41

          ARTICLE XI     TOP HEAVY PROVISIONS

 11.1   Determination Date..........................   42
 11.2   Key Employee................................   42
 11.3   Non-Key Employee............................   43
 11.4   Top Heavy Plan..............................   43
 11.5   Aggregated Plans............................   44
 11.6   Aggregation Group...........................   44
 11.7   Top Heavy Group.............................   44
 11.8   Distributions During Previous
            Five Years................................ 45
 11.9   Rollover Contributions......................   45
 11.10  Change of Status............................   45
 11.11  Vesting.....................................   45
 11.12  Minimum Benefits...........................    46
 11.13  Change in Vesting Schedules................    46













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                 PROFIT SHARING PLAN AND TRUST
                               OF
                       TYSON FOODS, INC.


     TYSON FOODS, INC., ("Employer"), a Delaware corporation, entered into an indenture as of October 1, 1976, to establish the Profit Sharing Plan and Trust of Tyson Foods, Inc. The Plan so established was continued and amended on April 1, 1993, and restated in its entirety, as set forth below, to incorporate all amendments made through April 1, 1993.

                                 ARTICLE I
                                Definitions

     The following definitions shall be used in this Plan and Trust unless the context of the Plan and Trust clearly indicates another meaning:
     1.1 Basic Compensation. "Basic Compensation" means an employee's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan). Any amounts that would have been includable in the employee's Basic Compensation as described above if they had not received special tax treatment because they were deferred by the employee through a salary reduction contribution shall be added to the amount described above and included in the employee's Basic Compensation for purposes of the Plan. However, Basic Compensation shall not include the following:
     (a) Other Employer contributions to a plan of deferred compensation which are not includable in the employee's gross income for a taxable year in which contributed; or any distributions from a plan of deferred compensation;
     (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
     (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
     (d) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includable in gross income).
     The annual Compensation of each Employee taken into account under the Plan shall not exceed $200,000 or such other amount as may be specified annually by the Secretary of the Treasury pursuant to his duties under 401(a)(17) of the Code. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination

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
 period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
     For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitations under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.
     If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current plan year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.
      For purposes of applying the above limit to Highly Compensated Employees who are 5% owners or one of the ten highest paid Highly Compensated Employees, such Highly Compensated Employee's family shall be treated as a single employee with one Compensation and the limit shall be allocated among the family members in proportion to each member's Compensation. For purposes of this paragraph, a Highly Compensated Employee's family shall include his or her spouse and his or her lineal descendants who have not reached the age of 19 before the end of the year.
      1.2 Beneficiary. "Beneficiary" means such person or persons or legal entity as may be designated by a Member to receive benefits hereunder after his death, or the personal or legal representative of the Member as hereinafter provided in Section 2.3.
     1.3 Break In Service. A "Break in Service" shall mean the failure of an employee to complete more than 500 hours of service during a Plan Year.
     1.4 Code. "Code" means the Internal Revenue Code of 1986 as amended from time to time.
     1.5 Disability. "Disability" means the total incapacity of a Member when so declared by the Employer in its judgment and discretion, supported by the written opinion of at least two disinterested physicians, after the expiration of at least thirty (30) days from the date of the inception of such incapacity.
     1.6 Early Retirement Date. "Early retirement date" shall mean the date on which a Member or former Member has completed fifteen (15) years of service and has attained the age of fifty-five (55).
     1.7 Effective Date. The original effective date of the Plan was October 1, 1976. The Plan has been restated effective April 1, 1993, to reflect all amendments thereto, which, except as provided below, were effective as of April 1, 1993. However, Section 1.8 was amended effective April 1, 1988; and Sections 1.1, 1.12, 2.1, 4.4, 5.1, 5.7, 6.1,
 6.3, 6.4, 11.2(A) [last paragraph only] and 11.12 were amended effective April 1, 1989.
     1.8 Employee. "Employee" means any person employed by Employer but does not include leased employees within the meaning of 414(n) and 414(o) of the Code.
     1.9 Employer. "Employer" means Tyson Foods, Inc., or any corporation into which it may be merged or consolidated, or any corporation that may hereafter accept and adopt the terms of this Indenture with approval of the Board of Directors of Tyson Foods, Inc. For determining an

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 employee's length of service for purposes of determining eligibility, vesting and contributions, Employer also includes any corporation which is a member of a controlled group of corporations (as defined in 414(b) of the Code) and all trades or businesses (whether or not incorporated) which are under common control (as defined in 414(c) of the Code). Provided, however, that service with an incorporated or unincorporated employer which has not expressly adopted this Plan shall not give employees of such employers the right to share in any contributions made by employers which expressly have adopted this Plan.
     1.10 Employment Commencement Date. "Employment Commencement Date" means the first date on which an employee completes an "hour of service", provided that in the case of a "break in service" an employee's employment commencement date shall be the first day thereafter on which he completes an "hour of service."

    1.11 Entry Date. "Entry Date" shall mean April 1 and October 1 of each year.
     1.12 Highly Compensated Employee. "Highly Compensated Employee" means any employee who, during the Determination Year or the Look-Back Year --
          (A)  was at any time a 5-percent owner,
          (B)  received compensation in excess of $75,000,
          (C) received compensation in excess of $50,000 and was in the Top-Paid Group of employees for such year, or
          (D) was at any time an officer and received compensation greater than 50 percent of the amount in effect under Code section 415(b)(1)(A) for such year.
     The Secretary shall adjust the $75,000 and $50,000 amounts under this Section at the same time and in the same manner as under Code 415(d). An employee not described in (B), (C) or (D) above for the Look-Back Year (without regard to this paragraph) shall not be treated as described in
 (B), (C) or (D) for the Determination Year unless such employee is a member of the group consisting of the 100 employees paid the greatest compensation during the Determination Year.
     Determination Year means the Plan Year for which the determination of Highly Compensated Employee is being made.
       Look-Back Year means the twelve (12) month period immediately preceding the Determination Year.
     An employee is in the Top-Paid Group of employees for any year if such employee is in the group consisting of the top 20 percent of the employees when ranked on the basis of compensation paid during such year. For purposes of (D), no more than 50 employees (or, if lesser, the greater of 3 employees or 10 percent of the employees) shall be treated as officers. If for any year no officer of the Employer is described in
 (D), the highest paid officer of the Employer for such year shall be treated as described in (D).
     "Non-Highly Compensated Employee" means an employee who is not a Highly Compensated Employee.
     1.13  Hour of Service.  An "Hour of Service" means:
     (a) Each hour for which an employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the employee for the computation period in which the duties are performed; and
     (b) Each hour for which an employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including

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
 disability), layoff, jury duty, military duty or leave of absence. Hours under this subparagraph (b) shall be calculated and credited pursuant to 2530.200(b)-2 of the Department of Labor Regulations which are incorporated herein by this reference; and
     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service shall not be credited both under subparagraph (a) or (b), as the case may be, and under this subparagraph (c). These hours shall be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and
     (d) Hours of service credited to employees whose compensation is not determined on the basis of certain amounts for each hour worked during a given period and whose hours are not required to be counted and recorded by a separate federal statute such as the Fair Labor Standards Act shall be at the rate of 45 hours of service for each week that the employee is entitled to be credited with at least one "hour of service" under the provisions of this section.
     1.14 Leave of Absence and Termination of Service. The Employer, under a uniform policy applied without discrimination, may grant a Leave of Absence without pay to any employee because of (a) service in any of the Armed Forces of the United States or other Government service, (b) temporary incapacity, or (c) a temporary lay-off by the Employer. To determine vested percentages and whether a break in service has occurred (but not to determine entitlement to share in contributions and forfeitures for the year), an employee will be credited with hours of service during a Leave of Absence as if he had been actively employed and had performed his customary duties, provided he returns to work at or before the end of the Leave of Absence or when so requested by the Employer after being temporarily laid off by the Employer; otherwise his service will be considered terminated as of the date on which his leave began. Any other absence from active employment not deemed a Leave of Absence shall terminate an Employee's service as of the date the Employer considers the Employee to have been dropped from its employment rolls.
     1.15 Maternity or Paternity Absences. For any employee who is absent from work by reason of (i) the pregnancy of the employee; (ii) the birth of a child of the employee; (iii) the placement of a child with the employee in connection with the adoption of such child by the employee; or (iv) for purposes of caring for a child for a period beginning immediately following the birth or placement of such child, the Plan shall treat as Hours of Service for determining a Break in Service for purposes of eligibility and vesting the Hours of Service which otherwise would have been normally credited to the employee but for such absence or, in the event the Plan is unable to determine the Hours of Service normally to be credited, eight (8) Hours of Service per day of such absence.
     The total number of hours treated as Hours of Service under this section shall not exceed 501 hours. The Hours of Service attributable to an employee shall be credited to the employee in the Plan Year in which begins the absence from work if the employee would be prevented from incurring a Break in Service. In any other case, such Hours of Service shall be credited in the immediately following year.
     In the discretion of the Trustee, an employee may be required to furnish information that the absence from work qualifies under this section and/or the number of days of such absence.
     1.16 Member. "Member" means any employee who has qualified for participation as provided in Article II of the Plan.

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     1.17  Name of Plan.  The name of the Plan shall be the "Profit
 Sharing Plan of Tyson Foods, Inc."
     1.18 Normal Retirement Age. "Normal retirement age" shall mean the 65th birthday of a Member.
    1.19 Plan. "Plan" means the profit sharing plan set forth in this document and all subsequent amendments thereto which in the aggregate are intended by the Employer to constitute a profit sharing plan for purposes of the Code.
     1.20 Rollover Contribution. "Rollover Contribution" means an amount transferred to the Trust by or on behalf of an employee that qualifies as an "Eligible Rollover Distribution" as described in 402(c)(4), 403(a)(4) and 408(d)(3) of the Code. The Trustee shall accept such Rollover Contributions from the employee or directly from another Eligible Retirement Plan as defined in Code 402(c)(8). The rollover of all or any part of an Eligible Rollover Distribution shall be in accordance with the provisions of Code 402(c) and the regulations thereunder, and the Employer may require the employee to furnish such evidence or information it deems necessary to comply with said laws and regulations. However, the Trustee shall not accept any part of an Eligible Rollover Distribution which consists of assets which are other than (i) cash or equivalents, or (ii) assets which are identical to those which Members may direct the Trustee to purchase under the terms of the Plan, if applicable. In the event a Rollover Contribution is accepted on behalf of a Member, an account called the "Rollover Account" shall be established for such Member and administered pursuant to the terms of the Plan as if such account (except for the provisions of Section 5.4 below) were an Employer Contribution Account of the Member.
     1.21 Taxable Year, Fiscal Year, Plan Year and Limitation Year. "Taxable Year," "Fiscal Year," "Plan Year," or "Limitation Year" means the annual accounting period ending on the last day of March of each year, which Tyson Foods, Inc. has adopted for federal income tax purposes.
     1.22 Trust. "Trust" means the legal entity resulting from this Agreement between the Employer and the Trustee by which the Trust Funds shall be received, held, invested and distributed to or for the benefit of Members or Beneficiaries hereunder.
     1.23 Trust Fund. "Trust Fund" means all funds received hereunder by the Trustee, together with all income, profits and increments thereon.
     1.24 Years of Service. A "year of service" means each twelve consecutive month period during which an employee has at least one thousand (1,000) "hours of service". For determining an employee's eligibility under the Plan, the "eligibility computation period" shall begin on the "employment commencement date" (as defined in Section 1.10 above) for such employee. Thereafter, the eligibility computation period shall be the "Plan Year" beginning with the Plan Year which includes the first anniversary of a Member's employment commencement date. For purposes of determining a Member's vested and nonforfeitable interest in his Employer Contribution Account, the "vesting computation period" shall be the Plan Year.

                           ARTICLE II
                   Eligibility for Membership

      2.1 Requirements for Participation. Each employee shall become a Member in the Plan on the first Entry Date (as defined above) following the date the employee becomes an "Eligible Employee," as defined hereafter. For purposes of this Plan, an "Eligible Employee" shall mean

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 an employee who (i) has attained the age of 21; (ii) for Plan Years ending prior to April 1, 1993, is classified as an Executive, professional, supervisory, technical or office clerical employee; (iii) for Plan Years following March 1, 1993, is classified as a salaried employee; (iv) has completed a Year of Service (as defined above); provided, however, that any employee who is a Highly Compensated Employee, or who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement which does not provide for coverage of such employee under this Plan, shall be excluded.
      2.2 Effect of Break in Service on Eligibility. In the event an employee has a Break in Service (as defined above), the employee's Years of Service before such break shall not be required to be taken into account for eligibility purposes until the employee has completed a new Year of Service following such break; provided, that if such employee was a Member at the time of such Break in Service, then upon completion of the new Year of Service, he will be treated as a Member retroactively from his date of re-employment, but not for purposes of sharing in any Employer contributions or forfeitures for any plan year ending prior to the date he completes such new Year of Service.
    2.3 Designation of Beneficiary. The provisions of this Plan shall apply to all Members uniformly. Each employee on becoming a Member shall:
     (a) Agree in writing to be bound by the terms and conditions of this Plan.
     (b) Designate in writing one or more beneficiaries to receive his benefits in the event of his death. If no such designation be made, or if such beneficiary be deceased without a successor beneficiary being designated in writing, then the death benefits shall be paid in a lump sum to the surviving spouse of said Member, if any, otherwise to the Member's personal representative or estate of the deceased Member.
 Should a beneficiary of a deceased Member die after he has started receiving payment under the Plan and if there is no living successor beneficiary named by the deceased Member, then the remaining benefits shall be paid in a lump sum to the surviving spouse of said beneficiary, if any, otherwise to the personal representative or estate of the beneficiary receiving payment at the time of his death. Each Member shall be entitled to change his designated beneficiaries from time to time by filing with the Trustee a new Designation of Beneficiary Form, and each change so made shall revoke all prior designations by the Member.

                                ARTICLE III
                           Contributions by Employer

     3.1 Discretionary Contribution of Employer. For the first taxable year ending after the effective date, and for each succeeding taxable year, the Employer (in its sole discretion) shall contribute to the Trustee such definite amount as the Board of Directors shall determine; provided that the Employer's total contribution to the Trust Fund for such year shall not exceed fifteen percent (15%) of the total Basic Compensation for the taxable year of all employees who are entitled to share in the Employer's contribution for such taxable year and shall be subject to the limitations in Section 4.7.
     3.2 Time of Payment of Contribution by Employer. The full amount of the Employer's contribution for any taxable year shall be paid not later than the time prescribed by law for filing the Federal income tax return of Employer for such taxable year.

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
     3.3 Adjustment of Erroneous Contribution. If for a taxable year there is an underpayment or overpayment of the contribution of the Employer, the following acts shall be performed, to-wit:
     (a) If an underpayment is made, the deficiency shall be paid in the taxable year in which it is disclosed, and for the purpose of allocation shall be added to the contribution made in such taxable year of disclosure and allocated in the same manner and among the same Members as though it were part of the contribution for such taxable year of disclosure.
     (b) If an overpayment is made, the Employer shall not be entitled to recoup any part of such excess, and the same shall remain to the credit of the accounts of the Members to whom it was allocated for the taxable year of contribution, but the contribution of the Employer for the year during which the overpayment is disclosed may, at the election of the Board of Directors of the Employer, be reduced by the amount of the overpayment for the prior year.


                          ARTICLE IV
            Allocation of Trust Fund Among Members

    4.1 Accounts of Members. The Trustee shall establish and maintain for each Member until his "initial distribution date" (defined in Section 6.1) separate accounts, to be called the "Employer Contribution Account" and one or more "Rollover Contribution Accounts", and each such account shall be credited or debited to the extent required by the following sections. As of the Member's initial distribution date, an account called the "Distribution Account" shall be set up for the Member until his benefits have been fully paid.
     4.2  Valuation of Fund and Allocation of Profits or
 Losses of Trust Fund. As of the last day of each taxable year, the total sum of all accounts (Employer Contribution Accounts, Rollover Contribution Accounts and Distribution Accounts) shall be compared with the fair market value of the Trust Fund as determined by the Trustee, excluding from such appraised value an amount equal to the sum of (a) the aggregate amounts forfeited during the taxable year in question and (b) the Employer's contribution for such year. The difference between the total of all accounts and the adjudged fair market value of the Trust Fund shall be allocated and credited to the Employer Contribution Account, Rollover Contribution Account, or Distribution Account of each Member, in the same proportion that the total of each separate account of each Member prior to the apportionment bears to the total of all accounts of all Members or former Members prior to the apportionment. (The term "amount forfeited" means that portion of a terminated Member's account to which he is not entitled by reason of the provisions of Article V.)
      4.3 Allocation of Forfeitures from Employer Contribution Accounts. After making the adjustment of Members' accounts required by Section 4.2, the aggregate amount forfeited during the taxable year in question from Employer Contribution Accounts shall be combined with the Employer's Contribution for such taxable year and shall be allocated and credited in the manner provided under Section 4.4.
      4.4 Allocation of Employer Contribution. The Employer's contribution for each taxable year shall be allocated and credited to the Employer Contribution Account (or Distribution Account) of each Active Member who both (i) is employed by Employer at the end of the Plan Year, and (ii) has completed one thousand (1,000) hours of service in the Plan Year, in the same proportion that such Member's Basic Compensation for

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
 the taxable year while a Member under the Plan bears to the total Basic Compensation of all such Members for such year while Members under the Plan. Active Member means a Member who meets the definition of "Eligible Employee" in Section 2.1 as of the end of the Plan Year in question.
     4.5 Special Accounting Date. If the Trustee is of the opinion that a substantial change in the value of the Trust Fund has occurred since the last prior accounting date, the Trustee, if it deems it advisable and prior to the next regular accounting date, may establish a special accounting date and adjust the Members' accounts in accordance with the method described in Section 4.2 to make the total net credit balance in the accounts of all Members equal to the then market value of the assets of the Trust Fund (excluding from such market value an amount equal to the sum of the aggregate amounts forfeited and any Employer contributions since the last prior accounting date). All distributions which are to be made as of or after such special accounting date but prior to the next accounting date shall be made as if the net credit balance in all Distribution Accounts had actually been credited or debited to reflect the required adjustment described in Section 4.2.
      4.6 Basis of Valuation. The value of the Trust Fund as of the last day of each taxable year or any other special accounting date established by the Trustee shall be determined on the basis of the fair market value of the assets of the Trust Fund as appraised by the Trustee, less any accrued expenses to be paid from the Trust Fund.
     4.7 Limit on Contributions. Notwithstanding any other provisions of this or any other qualified defined contribution plan of Employer with respect to any Member, no Employer or Employee contributions or allocations with respect to a Member's Account shall be made to the extent it would cause the annual addition to a Member's account to exceed the lesser of:
 (a) Twenty-five percent (25%) of the Member's compensation; or (b) $30,000 or, if greater, 1/4 of the dollar limitation in effect under 415(b)(1)(A) of the Code as adjusted by the Secretary of the Treasury pursuant to his duties under 415(d) of the Code. "Annual addition" means the sum for any taxable year of the following amounts under this and any other defined contribution plan maintained by Employer and qualified under 401 of the Internal Revenue Code, as amended:
          (a)  Employer contributions;
          (b)  Employee contributions; and
          (c)  Forfeitures.
     For purposes of this Section 4.7, "compensation" shall have the same meaning as "Basic Compensation" defined above in Section 1.1 except that there shall be excluded any amounts that would have been includable in the employee's gross income if they had not received special tax treatment because they were deferred by the employee through salary reduction contributions. Employee contributions, for purposes of the preceding sentence, do not include "rollover contributions" defined in
 Section 1.20.
     The Thirty Thousand Dollars ($30,000) limitation referred to in this section shall be increased automatically pursuant to any regulation, ruling or announcement promulgated by the Secretary of the Treasury under Code 415(d)(1) to reflect increases in the cost of living. Any such increase shall be effective for the limitation year which ends with or within the calendar year for which such increase is effective.
     If a Member's "annual addition" would exceed the limits stated in this Section notwithstanding these provisions, then:
     (a) First, his nondeductible voluntary employee contributions, to the extent that the return would reduce the amount by which the annual

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 addition exceeds such limits, shall be returned to the Member;
     (b) Any remaining part of a Member's annual addition which would exceed such limits shall be reallocated among the accounts of other Members in the same proportion as each Member's compensation bears to the total compensation of all other Members whose annual additions, including such reallocations, do not exceed such limits; and
     (c) To the extent that such excess annual additions cannot be allocated further under subparagraph (b) above due to such limitations, then such excess amounts shall be allocated to a suspense account and held therein until the next succeeding date on which allocations are made under this Plan at which time they shall be allocated and reallocated in accordance with subsection (b) before any contributions which would constitute annual additions may be made. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent it may not then be allocated to any Member's account. (If a suspense account is in existence at any time during the Limitation Year pursuant to this section, it will not participate in the allocation of the Trust's investment gains and losses for such year.)
     4.8 Limited Allocation of Forfeitures. In allocating forfeitures as set forth in Section 4.3 of this Article, amounts forfeited by a Member shall be allocated only to the account of the remaining Members of the Plan employed by the employer of the forfeiting Member.

                                 ARTICLE V
                                  Vesting

     5.1 Vesting of Employer Contribution Account. Except as hereinafter provided, the amount credited to the Employer Contribution Account of a Member shall become vested and nonforfeitable based upon his number of Years of Service (as defined in Section 1.24 above) in the percentage indicated as follows:
          Years of Service              Percentage Vested
          Less than 3 years                   0%
              3 years                        20%
              4 years                        40%
              5 years                        60%
              6 years                        80%
              7 years                       100%
     5.2  Vesting on Death, Disability or Normal Retirement.
 Upon a Member's death, severance of employment due to disability (defined in Section 1.5 above), or attainment of his Normal Retirement Age, the full amount of his Employer Contribution Account shall become vested and nonforfeitable.
     5.3 Vesting if Plan Terminated or Employer Contributions Discontinued. Notwithstanding any other provisions of this Article V, if the Plan is terminated, or Employer contributions to the Trust Fund are permanently discontinued, the full amount of each Member's Employer Contribution Account shall become fully vested and nonforfeitable. If the Plan is partially terminated, then the accounts of those Members as to whom partial termination occurred shall be fully vested and nonforfeitable.
    5.4 Rollover Contribution Account. Amounts credited to a Rollover Contribution Account shall always be 100% vested and nonforfeitable.
    5.5 Effect of Break in Service on Vesting. A former Member who had a nonforfeitable right to all or a portion of his Employer Contribution Account at the time of a Break in Service shall receive credit for all Years of Service prior to his Break in Service upon completing a Year of

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 Service after such break.  A former Member who did not have a nonforfeitable right to any portion of his Employer Contribution Account at the time of a Break in Service shall receive credit for all Years of Service before such break if (i) he completes a Year of Service after such break, and (ii) the number of consecutive one-year Breaks in Service is less than the greater of five (5) years or the aggregate number of the Member's Years of Service before such break. All Years of Service occurring after five (5) consecutive one-year Breaks in Service shall be disregarded for purposes of determining the Member's vested percentage in contributions that occurred before such five-year break. Separate accounts shall be maintained for the pre-break and post-break contributions.
      5.6 Disposition of Forfeited Amounts. If a Member incurs five consecutive one-year Breaks in Service or if a Member receives a Cash-Out Distribution pursuant to Section 6.3, then, in either event, that part, if any, of his Employer Contribution Account which is not vested in accordance with the foregoing provisions of this Article V shall be forfeited and shall be reapportioned as provided in Sections 4.3. Any former Member receiving a Cash-Out Distribution as defined in Section 6.3 who returns to the employ of the Employer prior to incurring five consecutive one-year Breaks in Service and repays the amount of his previous distribution pursuant to Section 6.3 shall have restored to his Employer Contribution Account any amount previously forfeited. Such forfeiture shall be restored first from any forfeitures during the Plan Year of his return to employment and next from the Employer Contribution next occurring after his return. 5.7 Change in Vesting Schedule. As to each employee who had no less than 3 Years of Service on the date a Plan amendment which directly or indirectly changes the vesting schedule becomes effective, such employee may elect to have his vesting percentage computed without regard to such amendment. Such election will be irrevocable and must be made in writing to Employer not later than the latest of the following dates:
          (1)  60 days after the amendment is adopted;
          (2)  60 days after the effective date of the amendment;
          (3)  60 days after the date the employee is given written notice of the amendment by the Employer.

                                ARTICLE VI
                               Distributions

    6.1 Initial Distribution Date. The initial distribution date of a Member shall be the earlier of:
            (a)  The date of termination of his employment; or
            (b)  The end of his taxable year in which he attains age 70.
    6.2 Establishment of Distribution Account. On a Member's initial distribution date, the Trustee shall determine the amount of each separate account of the Member to which such Member may be entitled on such date in accordance with the vesting provisions of Article V, and shall credit such amount or amounts to a new account for the former Member to be called the "Distribution Account." The balance of the Member's Employer Contribution Account (representing his forfeitable amount) shall continue to be held herein, until forfeited in accordance with Section 5.6. The net credit balance in each Distribution Account shall be subject on each accounting date to the adjustments specified in
 Section 4.2.
     6.3  Date of Distribution.
     (A)  Not Greater than $3,500.  Disbursement of a Member's

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 Distribution Account shall be made without his consent within the sixty
 (60) day period following the close of the Plan Year in which the Member terminates employment if the vested amount of his account does not exceed $3,500.
     (B) Greater than $3,500. If the vested amount of a Member's Distribution Account exceeds $3,500 upon termination of employment, disbursement of the Distribution Account shall be made, or begun if in periodic payments, subject to the provisions of Section 6.11 below, if applicable, as follows:
          (1) If the Member consents by the end of the Plan Year in which termination occurs, within the sixty (60) day period following the close of such Plan Year; or
          (2) If the Member does not consent within the period described in (1) above, within the sixty (60) day period following the close of the earliest Plan Year in which:
                    (a)  the Member dies;
                    (b) the Member incurs a Disability (as defined in Section 1.5 above);
                    (c) the Member reaches his Early Retirement Date and elects to begin receiving distributions on or after such date; or
                    (d) the Member reaches his Normal Retirement Age (as defined in Section 1.18 above).

     (C) Pre-Retirement Distributions. A Member may elect to begin distributions of any amount of his account once the Member attains his Normal Retirement Age, even though the Member does not terminate his employment with the Employer.
     Notwithstanding the foregoing, the disbursement of the Distribution Account shall in any event be made or begun by April 1 of the calendar year following the calendar year in which the Member attains age 70r.
     6.4 Methods of Distribution. All distributions made to a Member or his or her beneficiaries shall be made by the Trustee in one of the three following methods:
          (a)  Lump Sum.  By payment in a lump sum.
          (b) Installments. By payment equal in installments over a period certain which does not extend beyond the lesser of twenty (20) years or the life expectancy of the Member or the joint life expectancies of such Member and the Member's beneficiaries determined as of the date that payment of benefits commences, subject to the following requirements:
                    1. Fifty Percent (50%) Present Value Test. The present value of payments to be made to the Member must be more than fifty percent (50%) of the present value of the total payments to be made to the Member and the Member's beneficiaries, all as determined as of the later of such Member's Normal Retirement Age or the Member's termination of employment; and
                    2. Equal Installments. Payments must be in the form of annual or more frequent installments provided the present value of all such periodic payments payable to the Member or his or her beneficiaries must be equal to the immediate lump sum otherwise distributable to the Member had a lump sum settlement been made.
          (c)  Combination.  By any combination of (a) and (b).
       The choice of the method of distribution to the Member or his beneficiaries shall be made by the Member.
      Notwithstanding any other Plan provision to the contrary, all Plan distributions shall comply with the requirements of 401(a)(9) of the Code

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
         and the regulations thereunder, including 1.401(a)(9)-2.
    6.5 Deferred Retirement. If such Member elects to continue in the employment of the Employer beyond his Early Retirement Date or Normal Retirement Age, he shall continue to be treated in all respects as a Member under the Plan until his actual retirement.
   6.6 Cash-Out Distributions. If a Member terminates service with the Employer and receives an immediate distribution of the vested portion of his accounts under the Plan pursuant to Section 6.3 (a "Cash-Out distribution), the nonvested portion of the Member's accounts under the Plan immediately will be forfeited and reallocated to other Members' accounts in accordance with Section 4.3. If the Member resumes or continues employment covered under the Plan and repays during the employment with the Employer the amount distributed pursuant to this Section within the time limit stated below, then the Trustee shall credit to his accounts under the Plan the amount standing to his credit in each account immediately prior to the distribution, unadjusted by any subsequent gains or losses of the Trust Fund. Such repayment must occur before the Member incurs five (5) consecutive one-year Breaks in Service.
     6.7 Payment of Benefits Upon Death of Member. Upon the death of a Member the portion of the Member's account balance, if any, not yet paid to the Member shall be paid to the Member's surviving spouse; provided, however, that if the Member is not survived by a spouse or if such spouse consents to an election out of such payment as set forth in paragraph 6.8, such benefits shall be paid to the Member's designated beneficiary.
     6.8 Spousal Consent. Any election by a Member to pay benefits upon the Member's death to a beneficiary other than the Member's spouse under paragraph 6.7 shall not be effective unless (i) the spouse of the Member consents in writing to such election and the spouse's consent acknowledges the effect of such election and is witnessed by the Employer or a notary public, or (ii) it is established to the satisfaction of the Employer that the consent required from the spouse may not be obtained because there is no spouse, because a spouse cannot be located or because of such other circumstances as may be established by the Secretary of Treasury under prescribed regulations.
     6.9 Death Before Commencement of Benefits. If a Member dies before the distribution of his interest has commenced, the Member's entire interest shall be distributed within five (5) years after his death to his designated beneficiary; provided, however, that such benefits may be paid to the designated beneficiary over the life of the beneficiary or over a period not exceeding the life expectancy of the beneficiary if such benefits commence within one year of the Member's death. Notwithstanding the foregoing, if the Member's designated beneficiary is his or her spouse, such payments need not begin earlier than the date on which the Member would have attained age 70r years. If the spouse dies before distributions to such spouse begin, this section shall be applied as if the surviving spouse was the Member. If distributions have commenced prior to the Member's death, the remaining portion of the Member's account shall be distributed to such Member's beneficiary at least as rapidly as under the method of distribution being used at the time of the Member's death.
     6.10 Benefits Payable to Minors and Incompetents.
     (A) Whenever any person entitled to payments under the Plan shall be a minor or under other legal disability or in the sole judgment of the Employer shall otherwise be unable to apply such payments to his own best interest and advantage (as in the case of illness, whether mental or physical or where the person not under legal disability is unable to preserve his estate for his own best interest), the Employer may in the

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 exercise of its discretion direct all or any portion of such payments to be made in any one or more of the following ways unless claim shall have been made therefore by an existing and duly appointed guardian, tutor, conservator, committee or other duly appointed legal representative, in which event payment shall be made to such representative:
     (1) directly to such person unless such person shall be an infant or shall have been legally adjudicated incompetent at the time of the payment;
     (2) to the spouse, child, parent or other blood relative to be expended on behalf of the person entitled or on behalf of those dependents as to whom the person entitled has the duty of support; or
     (3) to a recognized charity or governmental institution to be expended for the benefit of the person entitled or for the benefit of those dependents as to whom the person entitled has the duty of support.
    (B) The decision of the Employer will, in each case, be final and binding upon all persons and the Employer shall not be obliged to see to the proper application or expenditure of any payments so made. Any payment made pursuant to the power herein conferred upon the Employer shall operate as a complete discharge of the obligation of the Trustee and of the Employer.
      6.11 Eligible Rollover Distributions. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
     (a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
     (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in 408(a) of the code, an individual retirement annuity described in 408(b) of the Code, an annuity plan described in 403(a) of the Code, or a qualified trust described in 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
     (c) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.
     (d) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

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      6.12  Notification of Mailing Address.  (A)  Each Member and other person entitled to benefits hereunder shall file with the Committee (described in Section 8.1) from time to time, in writing, his post office address and each change of post office address, and any check representing payment hereunder and any communication addressed to a Member or a beneficiary hereunder at his last address filed with the Committee (or, if no such address has been filed, then at his last address as indicated on the records of the Employer) shall be binding on such person for all purposes of the Plan, and neither the Committee nor the Trustee shall be obliged to search for or ascertain the location of any such person.
     (B) If the Committee, for any reason, is in doubt as to whether payments are being received by the person entitled thereto, it may by registered mail addressed to the person concerned at his address last known to the Committee, notify such person that all unmailed and future payments shall be henceforth withheld until he provides the Committee with evidence of his continued life and his proper mailing address or his beneficiary provides the Committee with evidence of his death. In the event that (i) such notification is mailed to such person and his designated beneficiary, (ii) the Committee is not furnished with evidence of such person's continued life and proper mailing address or with evidence of his death, all payments shall be withheld until a claim is subsequently made by any such person to whom payment is due under the provisions of the Plan.
     6.13 Lost Payee. In the event the Administrator is unable, within five years after payment of a benefit is due to a Member or beneficiary, to make such payment because it cannot ascertain the whereabouts of the Member or the identity and whereabouts of his beneficiary or personal representative by mailing to the last known address shown on the Administrator's records, and neither the Member, his beneficiary or personal representative has made written claim therefore before the expiration of such five years, then, and in such case, the Administrator shall direct that such amount shall be forfeited and reapportioned as provided in Section 4.3; provided, however, that such amount shall be reinstated if and in the event the said Member or his beneficiary or personal representative shall make a valid claim therefore upon presentation of proper identification.

                          ARTICLE VII
                            Trustee

      7.1 Title to Trust Assets. The Trustee is charged with the custody, management and protection of the Trust Fund. Title to all of the assets of the Trust shall vest in the Trustee (or its nominee) who shall hold the same as a special Trust Fund to be administered and distributed as provided in the Plan.
      7.2 Investment of Trust Funds. The Trustee is authorized to invest and reinvest the assets of the Trust in such real or personal property as it may deem proper, including but not limited to (i) common stocks and any common trust fund operated by the Trustee, and (ii) qualifying employer securities and qualifying employer real property (as defined in 407 of the Employee Retirement Income Security Act of 1974 and as permitted in 408(e) of such Act) so long as such investments are not prohibited by and are in conformity with any applicable law or regulations issued by the Internal Revenue Service in order continuously to qualify the Trust Fund as a tax-free employee profit sharing trust and so long as making of such investments does not constitute a prohibited

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 transaction as defined in 4975 of the Code.  If a bank is appointed as
 Trustee or co-Trustee of this Trust, such bank is authorized to invest all or part of the assets of the Trust in deposits of such bank bearing a reasonable rate of interest.
     7.3 Investment Manager. The Plan Administrator or the Trustee shall each have the right, but shall be under no obligation, to appoint an Investment Manager or Managers to direct the investment of all or any portion of the assets of the Trust Fund. The Investment Manager or Managers shall be (a) registered as an investment advisor under the Investment Advisors Act of 1940, (b) a bank as defined in that Act, or
 (c) an insurance company qualified to manage, acquire or dispose of assets of the Plan under the laws of more than one state. Upon appointment, the Investment Manager shall certify and acknowledge to the Trustee receipt of a copy of the Plan and Trust, that the Investment Manager is a fiduciary with respect to such Plan and Trust, and that the Investment Manager has assumed the duties and responsibilities conferred by the Trustee or Plan Administrator.
     7.4 Records of Trustee. The Trustee shall keep such records and books as are necessary and appropriate to the administration of the Trust Fund created by the Plan. The Trustee is authorized to incur any expenses it deems appropriate and necessary in the preservation of assets of the Trust or the collection of income, which expenses shall be paid out of the Trust assets unless the Employer elects to pay any portion or all or said expenses.
     7.5 Powers of Trustee. The Trustee shall have such powers, authority and discretion as it may need to administer the Trust Fund and as are authorized by the laws of Arkansas, expressly including all of the powers applicable to a trustee which are set forth in Section 3 of Act 153 of the 1961 Acts of the General Assembly of Arkansas, which section is incorporated herein by reference.
     7.6 Liability of Trustee. The Trustee shall be under no duty to determine whether the contributions made by the Employer or any rules or instructions issued by the Employer comply with the terms of the Plan, and the Trustee shall be fully protected in acting in good faith on any information or instructions received from the Employer. The Trustee shall obtain such bond as may be required and cannot be waived by the parties to this Agreement under federal or state laws and the premium for the bond may be borne by the Employer if it so elects.
     7.7 Reports by Trustee. The Trustee shall furnish to the Employer annual financial statements of the operation of the Trust Fund. The Trustee shall also furnish to each Member of the Plan an annual statement of the amounts credited to such Member's accounts.
     7.8 Replacement of Trustee. Any Trustee may resign or may be removed as Trustee by action of the Board of Directors of the Employer. Any Successor Trustee or Trustees shall be appointed by the Board of Directors of the Employer and shall have all of the powers provided herein for the original Trustee.
     7.9 Limitation on Investment in Employer Securities and Real Property. Notwithstanding Section 7.2 above, in no case shall the Trustee invest more than 85% of the Trust assets in such qualifying Employer securities and qualifying Employer real property (defined in Section 7.2).






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                               ARTICLE VIII
                              Administration

     8.1 Fiduciary. The Board of Directors of Tyson Foods, Inc. shall appoint a committee to be known as the "Administrative Committee" (the "Committee") to administer the Plan. The Committee will serve as the named fiduciary of the Plan. The Committee shall consist of officers or employees of the Employer or other individuals or entities, all of whom shall serve at the pleasure of the Board and without compensation. A member of the Committee may resign at any time upon delivery of a written resignation of the Board. Vacancies created by resignations, death or other cause may be filled by the Board or the assigned responsibilities may be reabsorbed or redelegated by the Board. Any person or entity may serve in more than one fiduciary capacity as respects the Plan.
     8.2 Powers and Duties. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out its terms. The Committee shall act for and on behalf of the Employer in taking any action or furnishing any information required of the Employer with respect to the Plan. All interpretations of the Plan, and questions concerning its administration and application, shall be determined by the Committee, and such determinations shall be binding on all persons except as otherwise expressly provided herein. The Committee may employ one or more persons to render advice with regard to any responsibility under the Plan. In the event the members of the Committee are unable to act for any reason, any actions required of the Committee shall be performed by the Board. A Committee member who is a Member under the Plan will not vote or act on any matter relating only to himself. The Committee shall have the power to delegate specific fiduciary responsibilities (other than those of the Trustee with respect to controlling assets of the Plan) by written action. Such delegations may be officers or employees of the Employer or to other individuals or entities, all of whom shall serve at the pleasure of the Employer and, if full-time employees of the Employer, without compensation. Any person or entity may serve in more than one fiduciary capacity as respects the Plan.
      8.3 Records and Reports. The Committee shall keep a record of all their proceedings and actions, and other data as shall be necessary for the proper administration of the Plan and meet the disclosure and reporting requirements of the law.
      8.4 Claims Procedure. If a claim for benefit made by a Member or his beneficiary is denied, the Committee will give to the Member or beneficiary written notice of the denial and the specific reasons therefor. The notice shall be written in a manner calculated to be understood by the Member or beneficiary. The Member and beneficiary shall be given sixty (60) days after such notice to obtain by request to the Committee member designated in the notice a full and fair review by the Committee of the decision denying the claim.
      8.5 Indemnification. The Employer shall indemnify each member of the Committee and any officer, director, or employee of the Employer against any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including without limitation, cost of defense and attorneys fees, based upon or arising out of any act or omission relating to or in connection with the Plan and Trust Agreement, other than losses resulting from any such person's fraud or willful misconduct. The indemnity provided herein will not be available to the extent that it would deprive the person indemnified of the benefit of any insurance payment otherwise available.

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                           ARTICLE IX
               Amendment and Termination of Plan

     9.1 Amendment of Plan. This Plan may be amended at any time and from time to time by the Board of Directors of Employer. However, no change may be made in the Plan which will vest in Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds set aside for Members pursuant to the Plan. No part of the funds shall, by reason of any amendment or under any other circumstances, be used for or diverted to purposes other than for the exclusive benefit of Members and their beneficiaries or for administration expenses of the Plan. Nor shall any amendment reduce any then vested interest of a Member.
     9.2 Suspension of Contributions by Employer. Employer has established the Plan with the bona fide intention and expectation that from year to year it will be able to and will deem it advisable to make its contributions as herein provided. However, Employer realizes that circumstances not now foreseen or circumstances beyond its control may make it either impossible or inadvisable to continue to make its contributions as herein provided. If Employer decides it is impossible or inadvisable to make its contributions as herein provided, the Board of Directors of Employer shall have the power to suspend Employer's liability for contributions for a fixed or indeterminate period.
 However, all other provisions of the Plan shall remain in force, other than the provisions for contributions by the Employer during the period its contributions are suspended.
     9.3 Termination of Plan. Employer may at any time terminate this Plan. In such event, after payment of all expenses and after proportionate adjustment of Members' accounts to reflect such expenses, fund profits or losses and reallocations to the date of termination, each Member shall be entitled to receive all amounts then credited to his separate accounts in the Trust Fund, said amounts to be paid by the Trustee in accordance with Section 6.3.
     9.4 Termination of Trust. When all assets of the Trust have been distributed as herein provided, the Trust shall terminate and the Trustee shall be discharged. Unless sooner terminated under the provisions of this Indenture, the Trust shall terminate upon the expiration of such period as may be provided by any applicable Rule Against Perpetuities under Arkansas law.
     9.5 Merger, Consolidation, or Transfer of Assets. This Plan and Trust shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Member if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Member would have been entitled if this Plan had been terminated immediately before such action.

                                 ARTICLE X
                            Miscellaneous Provisions

     10.1 Rights of or to Employment. The adoption and maintenance of the Plan shall not be deemed to constitute a contract between Employer and any Employee, and shall not be deemed to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any employee the right to be retained in the employ of Employer or to interfere with the right of Employer to discharge any Employee at any time. Nor shall any provision

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 of the Plan be deemed to give to Employer the right to require any employee to remain in its employ; nor shall it interfere with any Employee's right to terminate his employment at any time.
     10.2 Benefits Payable Solely from Trust Fund. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and Employer assumes no liability or responsibility therefor.
     10.3 Affiliated Companies. Any affiliated, associated or subsidiary company of Employer may become a party to this Plan for the purpose of including hereunder as Members the Employees of such affiliated, associated or subsidiary company, but only at the time and in the manner and upon the terms and conditions specified by the Board of Directors of Employer.
     10.4  Restrictions on Transfer and Claims of Creditors.
 Subject to the exceptions set forth in 401(a)(13) and 414(p) of the Code, the right to any Member or his beneficiary to any benefit or to any payment hereunder or to any separate account, prior to actual distribution to such Member, shall not be subject to alienation or assignment by any Member, and shall not be subject to attachment, execution, garnishment, sequestration or other legal, equitable or other process.
     10.5 No Interference by Members in Administration of Trust. Nothing contained herein shall grant to any Member the right to question the types of investments made by the Trustee of Trust Funds nor to interfere in any manner with the Trustee's administration of the Trust. Neither the Trustee nor the Employer shall be obligated to disclose to any Member the compensation being paid to any other Member or to provide any Member with financial statements or operational data of the Employer.
     10.6 Applicable Law. All legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of Arkansas, and all contributions made hereunder shall be deemed to have been made in that State.
     10.7 Titles to Articles and Paragraphs. The titles to articles and paragraphs are included solely for convenience of reference, and if there is any conflict between the titles and the text of this Plan the text shall control.
     10.8 Gender. The masculine gender shall include the feminine where applicable, and the singular shall include the plural unless thecontexclearly indicates otherwise.

                     ARTICLE XI - TOP HEAVY PROVISIONS
                                Definitions

 For purposes of this Article, the following definitions shall apply: 11.1 Determination Date. "Determination Date" means, with respect to any Plan Year -
       (i)  the last day of the preceding Plan Year, or
       (ii) in the case of the first Plan Year of any plan, the last day of such Plan Year.
    11.2  (A)  Key Employee.   A Key Employee means an Employee, former
 Employee or the beneficiary of either who, at any time during the Plan Year or any of the 4 preceding Plan Years, is -

       (i) an officer of Employer having an annual compensation greater than 50% of the amount in effect under Code 415(b)(1)(A) for any Plan Year,
       (ii) one of the 10 Employees having annual compensation from Employer of more than the limitation in effect under Code 415(c)(1)(A)

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 and owning (or considered as owning within the meaning of Code 318) the largest interests in Employer,
       (iii) a 5-percent owner of Employer, or
       (iv) a 1-percent owner of Employer having an annual compensation from Employer of more than $150,000.
 For purposes of clause (i), no more than 50 Employees (or, if lesser, the greater of 3 or 10 percent of the Employees) shall be treated as officers. For purposes of clause (ii), if 2 Employees have the same interest in Employer, the Employee having greater annual compensation from Employer shall be treated as having a larger interest.
     For purposes of this subparagraph (A), the term "compensation" has the meaning given such term by 414(q)(7) of the Code.
     (B)  PERCENTAGE OWNERS.--
          (i) 5-PERCENT OWNER.--For purposes of this paragraph, the term "5-percent owner" means--
          (I) if Employer is a corporation, any person who owns (or is considered as owning within the meaning of Code 318) more than 5 percent of the outstanding stock of the corporation or stock possessing more than 5 percent of the total combined voting power of all stock of the corporation, or
          (II) If Employer is not a corporation, any person who owns more than 5 percent of the capital or profits interest in Employer.
          (ii) 1-PERCENT OWNER.--For purposes of this paragraph, the term "1-percent owner" means any person who would be described in clause (i) if "1 percent" were substituted for "5 percent" each place it appears in clause (i).
          (iii) CONSTRUCTIVE OWNERSHIP RULES--For purposes of subparagraphs (B)(i) and B(ii)--
          (I) subparagraph (C) of Code 318(a)(2) shall be applied by substituting "5 percent" for "50 percent," and
          (II) in the case of any employer which is not a corporation, ownership in such employer shall be determined in accordance with regulations prescribed by the Secretary which shall be based on principles similar to the principles of Code 318 (as modified by subclause (I)).
      (C) AGGREGATION RULES DO NOT APPLY FOR PURPOSES OF DETERMINING OWNERSHIP IN THE EMPLOYER.--The rules of subsections (b), (c) and (m) of 414 of the Code shall not apply for purposes of determining ownership in the employer.
     11.3 Non-Key Employee. The term "Non-Key Employee" means any Employee who is not a Key Employee.
     11.4 Top Heavy Plan. A plan shall be a top heavy plan if, as of the Determination Date, the aggregate of the accounts of Key Employees under the plan, exceeds 60% of the aggregate of the accounts of all Employees under the plan. Notwithstanding the foregoing, a plan shall not be a top heavy plan if it is part of an Aggregation Group and such Aggregation Group is not a Top Heavy Group. For purposes of this section and Section 11.7, the account balance of an Employee as of the Determination Date shall be the sum of (i) the account balance as of the most recent valuation date occurring within a 12-month period ending on the Determination Date, and (ii) the amount of any contributions actually made after the valuation date but on or before the Determination Date.
     11.5 Aggregated Plans. Each plan of an Employer required to be included in an Aggregation Group shall be treated as a top heavy plan if such group is a top heavy group.
     11.6  AGGREGATION GROUP.
                 A.  REQUIRED AGGREGATION GROUP  means --

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           (i)  each plan of the Employer in which a Key Employee is a participant, and
           (ii) each other plans of Employer which enables any plan described in subclause (i) to meet the requirements of 401(a)(4) or 410 of the Code, or
           (iii) any other plan included by Employer if such group would continue to meet the requirements of 401(a)(4) and 410 of the Code with such plan being taken into account.
                    B.  PERMISSIVE AGGREGATION GROUP means --
           (i) each plan of the Employer that is required to be aggregated, and
           (ii) each other plan of the Employer that is not part of a Required Aggregation Group but that satisfies the requirements of 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.
     11.7 Top Heavy Group. The term "Top Heavy Group" means any aggregation group if, as of the determination date, the sum of
       (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, and
       (ii) the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds 60% of a similar sum determined for all Employees.
     11.8 Distributions During Previous Five Years. For purposes of paragraph 11.4, the amount of the account of any Employee shall include the aggregate distributions made with respect to such employee under the Plan during the five year period ending on the Determination Date.
     11.9 Rollover Contributions. Any rollover contribution, or similar transfer, initiated by an Employee, shall not be taken into account with respect to the Plan for purposes of determining whether such plan is a top heavy plan or whether any aggregation group which includes such plan is a top heavy group.
     11.10 Change of Status. If any Employee changes status thereby becoming classified as a Non-Key Employee with respect to any Plan Year, the balance in the accounts of such Employee shall not be considered in determining whether the Plan is a Top Heavy Plan for such Plan Year. In addition, the account balance of any Employee who has not performed services for Employer during the 5 year period ending on the Determination Date shall also be disregarded.

               PROVISIONS APPLICABLE DURING TOP HEAVY YEARS

 For any year in which the Plan of Employer is considered a Top Heavy Plan, the following shall apply.

     11.11 Vesting. The vesting schedule applicable to employer contributions during top heavy years shall be:

          Years of Service           Percentage Vested
                2                            20%
                3                            40%
                4                            60%
                5                            80%
            6 or more                       100%.

     11.12 Minimum Benefits. During any year Employer's Plan is a Top Heavy Plan, th minimum contribution made by Employer to the account of each Active Member in the Plan who is a Non-Key Employee shall not be less than the lesser of:
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
            (a)  3% of such Non-Key Employee's compensation, or
            (b) the highest percentage of compensation contributed to the account for any Key Employee for the year. "Compensation" for purposes of this Section shall be as defined in Section 4.7 above. "Active Member" shall be as defined in Section 4.4 above.

 Notwithstanding the above, any Employer who maintains this Plan plus one or more additional qualified employee benefit plans may choose to fund any required minimum benefit through such other plan(s) but must notify the Trustee of this Plan of such election.
     To provide for the minimum allocation, the Employer contribution shall be allocated as follows:
     (a) An amount of the Employer Contribution equal to 3% of total compensation (or the total Employer Contribution if less than 3%) shall be allocated to the Employer Contribution Accounts of the Active Members in proportion to each Active Member's compensation; and
     (b) The balance, if any, of the Employer's Contribution shall be allocated as set forth in Section 4.4 of the Plan.
    A minimum allocation shall be provided to any Active Member who is employed as of the last day of the Plan Year regardless of such member's Hours of Service.
     11.13 Change in Vesting Schedules. Any change in the vesting schedule applicable to the Plan due to the Plan becoming a top heavy plan or a non-top heavy plan shall be subject to the same restriction as set forth in Section 5.7 of the Plan governing amendments in the vesting schedule.
     IN WITNESS WHEREOF, Tyson Foods, Inc. has caused this Indenture to be executed by its duly authorized officer, and the Trustee, to indicate acceptance of this Trust, has executed this Indenture, on this first day of April, 1993.







                                   TYSON FOODS, INC.

                                By:________________________________
                                                           EMPLOYER


 ATTEST:


 ______________________________




                                         TRUSTEES:
                                        ______________________________
                                        ______________________________
                                        ______________________________



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


                       AMENDMENT NO. 1

                            TO THE

     PROFIT SHARING PLAN AND TRUST OF TYSON FOODS, INC.

             (As Restated Effective April 1, 1993)


     Effective April 1, 1995, the Plan is amended as follows:

      (1)  Section 9.3 is amended by deleting the reference to Section
 6.3 at the end of Section 9.3 to read "Section 6.4";

      (2) Section 9.3 is further amended by adding the following new language at the end thereof:

     "Notwithstanding Section 6.4, to the extent that shares of Class
 A Common Stock of Tyson Foods, Inc. are owned by the Trust at the time of such Plan termination distribution, such shares shall be allocated and credited to the Distribution Accounts of all Participants in the proportion which their respective account balances bear to the aggregate fair market value of all assets owned by the Trust at such time, and such stock will be distributed in kind if the Participant is entitled to an immediate distribution, or in cash if a deferred distribution is elected by the Participant."






























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

              RESOLUTION REGARDING TERMINATION OF
                      PROFIT SHARING PLAN
                      OF TYSON FOODS, INC.


      RESOLVED, that effective March 31, 1996, the Profit Sharing Plan is terminated; the Company agrees to purchase from the trust for said plan all employer real property currently owned by that trust and leased by the Company, such purchases to be for the properties' fair market values, as determined by updated independent appraisals, and with such purchases to be consummated in time to permit distributions of cash from the plan on or before March 31, 1997; such distributions from the plan shall be made pursuant to the plan's terms and shall be made on or before March 31, 1997.











































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